UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017

THE DEWEY ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-2892	13-1803974
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Muller Road
Oakland, New Jersey		07436
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 337-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a–12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

ITEM 5.03.
DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 8. 2017, James Link resigned from the Board of Directors of The Dewey Electronics Corporation (the “Company”) and Evan Wax was elected to the Board. In April of 2011, Mr. Wax founded and since then has been the portfolio manager of Wax Asset Management, an investment firm. Wax Asset Management is a long-term shareholder in Dewey Electronics and holds a beneficial ownership stake of 18% of the Company. Mr. Wax graduated from Yale University, from which he received a B.A. in Economics.

There are no related party transactions between the Company and Mr. Wax that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Wax's election to the Board. No determinations have been made as to the service by Mr. Wax on committees of the Board.

ITEM 8.01.
OTHER EVENTS

On May 12, 2017, the Company filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company is eligible to deregister its common stock by filing a Form 15 under Section 12(g) of the Exchange Act because the Company has fewer than 300 holders of record. The Company’s obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act were suspended upon filing the Form 15. The deregistration under Section 12(g) of the Exchange Act is expected to be effective 90 days after filing the Form 15 at which time the Company’s other filing requirements under Section 13(a) of the Exchange Act will terminate.

The decision of the Company’s Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the substantial cost savings to the Company as a result of the elimination of SEC reporting requirements, including the costs relating to preparing and filing periodic reports and other SEC documents, legal and accounting costs, compliance costs and other public reporting company-related.

ITEM 9.01.
FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number
Exhibit

99.1
Press release dated May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: May 12, 2017	By:	/s/ John H. D. Dewey
John H. D. Dewey
President and Chief Executive Officer